Exhibit 23.01

The Board of Directors
Crompton & Knowles Corporation
One Station Place, Metro Center
Stamford, CT 06902




We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus.




                                                   /s/ KPMG Peat Marwick LLP

                                                       KPMG Peat Marwick LLP



Stamford, Connecticut
July 19, 1996